Exhibit 99.1

News Release

Contacts:	Media:	Ron Gruendl (U.S.)	Jamie Brookes (U.K.)
		(412) 234-7157	+44 (0) 20 7163 2146
		gruendl.rr@mellon.com	brookes.j@mellon.com

	Analysts:	Steve Lackey	Andy Clark
		(412) 234-5601	(412) 234-4633
		lackey.s@mellon.com	clark.aj@mellon.com

FOR IMMEDIATE RELEASE

MELLON COMPLETES ACQUISITION OF WALTER SCOTT & PARTNERS LIMITED

— With addition of top-performing global equity manager, Mellon nears $900 billion in AUM —

PITTSBURGH and LONDON, October 2, 2006 — Mellon Financial Corporation today announced it has completed its previously announced acquisition of Walter Scott & Partners Limited, an Edinburgh, Scotland-based equity investment firm specializing in global and international strategies. The transaction, which was paid for in a combination of cash, Mellon stock and loan notes, was announced on May 17.

“The acquisition of Walter Scott & Partners Limited is consistent with our ongoing strategy to add global investing capabilities to our very successful asset management franchise,” said Robert P. Kelly, Mellon chairman, president and chief executive officer. “The transaction also is attractive to our shareholders, as it is immediately accretive to cash earnings per share and is expected to generate an internal rate of return in the upper teens.”

The acquisition of Walter Scott & Partners Limited, which has approximately $29 billion (£15.5 billion) under management (as of August 31, 2006), gives Mellon approximately $900 billion (£482 billion) in assets under management.

“This acquisition significantly increases our assets under management, and — more importantly — enhances our breadth of investment strategies and clients reached worldwide,” said Ronald P. O’Hanley, Mellon vice chairman and president of Mellon Asset Management.

Walter Scott & Partners Limited will remain an independent subsidiary within Mellon’s multi-boutique asset management model. It also will retain its name and location, and day-to-day management will reside with the current team, which includes Walter Scott, the company’s founder; Alan McFarlane, its managing director; and other senior managers. There will be no change to the firm’s investment philosophy, which is to seek strong, long-term performance by focusing its internal research on successful growth companies globally.

Mellon Asset Management is a leading global provider of investment management products and services offering a broad range of equity, fixed-income, hedge and liquidity management products through individual asset management companies and multiple distribution channels. Its investment boutiques include The Boston Company Asset Management, EACM Advisors, Franklin Portfolio Associates, Mellon Capital Management, Mellon Equity Associates, Mellon Global Alternative Investments, Mellon HBV Alternative Strategies, Newton Investment Management, Pareto Investment Management and Standish Mellon Asset Management, as well as Walter Scott & Partners. Mellon Asset Management also has a joint venture, WestLB Mellon Asset Management, and a minority interest in Hamon Investment Group. The Dreyfus Corporation serves mutual fund and retail intermediary clients in the United States, while Mellon Global Investments serves non-U.S. clients. Other information is available at www.mellonam.com.

Mellon Financial Corporation is a global financial services company. Headquartered in Pittsburgh, Mellon is one of the world’s leading providers of financial services for institutions, corporations and high net worth individuals, providing asset management, private wealth management, asset servicing, payment solutions and investor services. Mellon has approximately $5.1 trillion (£2.7 trillion) in assets under management, administration or custody, including $870 billion (£465.7 billion) under management. News and other information about Mellon is available at www.mellon.com.

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This press release contains statements relating to future results of Mellon Financial Corporation that are considered “forward-looking statements.” These statements, which may be expressed in a variety of ways, including the use of future or present tense language, relate to, among other things, plans for, implications of and the financial impact of the announced transaction. These forward-looking statements, and other forward-looking statements contained in other public disclosures of Mellon Financial Corporation which make reference to the cautionary factors contained in this press release, are based on assumptions that involve risks and uncertainties and that are subject to change based on various important factors (some of which are beyond Mellon Financial Corporation’s control). Actual results may differ materially from those expressed or implied as a result of these risks and uncertainties, including, but not limited to: changes in political and economic conditions; equity, fixed-income and FX market fluctuations; success in gaining regulatory approvals when required; client retention rates; integrations of acquired businesses; and other risks and uncertainties detailed in Mellon Financial Corporation’s Annual Report on Form 10-K for the year ended Dec. 31, 2005 and in subsequent reports filed by Mellon Financial Corporation with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. All statements in this press release speak only as of October 2, 2006, and Mellon Financial Corporation undertakes no obligation to update any statement to reflect events or circumstances after October 2, 2006 or to reflect the occurrence of unanticipated events.